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                                 EXHIBIT 24.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Amendment No. 1 to Form S-3 (No. 333-18947) and in the Registration Statement on Form S-8 (No. 333-4562) of BEC Group, Inc. of our report dated March 10, 1997 appearing on page 15 of this Annual Report on Form 10-K.



PRICE WATERHOUSE LLP

Dallas, Texas
March 25, 1997